Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3, of our report dated February 3, 2005 (May 30, 2005 as for Note 20), relating to the financial statements of Tower Semiconductor Ltd. appearing in the Annual Report on Form 20-F of Tower Semiconductor Ltd. for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in this Registration Statement.

Brightman Almagor & Co.

Certified Public Accountants

A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
January 26, 2006